Exhibit 10.1

ASSET PURCHASE AGREEMENT

This ASSET PURCHASE AGREEMENT (“Agreement”) is made as of October 11, 2007 (the “Effective Date”), by and among Eagle Broadband, Inc., a Texas corporation (“Seller”), and Nighthawk Systems, Inc., a Nevada corporation (“Buyer”).

BACKGROUND

WHEREAS, subject to the terms and conditions set forth herein, Buyer desires to acquire from Seller, and Seller desires to sell to Buyer, all of Seller’s set-top box business (the “Business”), together with all historical records and documents of the Business, including the right to use any assumed names, logos, or other identifiers associated with the Business (except for names, logos or other identifiers which are primarily associated with the Seller’s corporate image or non-set-top box businesses, including, but not limited to, the name “Eagle Broadband” and the Eagle Broadband logo.)

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements set forth in this Agreement, and intending to be legally bound, the parties agree as follows:

1.

PURCHASE AND SALE OF THE BUSINESS.

1.1

Purchase of Business.  On the terms contained in this Agreement, Seller shall sell, transfer and deliver to Buyer, by appropriate instruments satisfactory to Buyer and its counsel, all right, title and interest of Seller and its Affiliates in and to the Business, including without limitation, all lists, records and other information pertaining to drawings, blueprints, work orders, product data, equipment, equipment maintenance, utilization, and all books, ledgers, files and business records pertaining to the Business, whether evidenced in writing, electronically (including, without limitation, by computer) or otherwise (“Purchased Assets”).  All such Purchased Assets are listed on Schedule 1.2.

1.2

Inventory and Equipment Consideration.  At the Closing (defined below), Buyer will purchase from Seller all assets of the Seller pertaining to the set-top box business, including all of the technical parts, supplies, inventory and equipment directly associated with the Business (the “Inventory”), including but not limited to the detailed inventory and fixed asset list which is attached as Schedule 1.2.

1.3

Limited Assumed Liabilities.  At the Closing (defined below), Buyer will assume and pay the obligations of Seller listed on Schedule 1.3 (the “Assumed Liabilities”).

1.4

Excluded Liabilities.  Except for the Assumed Liabilities described in Section 1.3 above, Buyer shall not assume or become liable for, and shall not be deemed to have assumed or have become liable for, any other debts, liabilities or obligations of Seller of any nature whatsoever, whether accrued, absolute or contingent, whether known or unknown, whether disclosed or undisclosed, whether due or to become due and regardless of when or by whom asserted (collectively, “Excluded Liabilities”).

1.5

Employees.  Starting on October 15, 2007, Buyer agrees to hire, on the same at-will employment terms as existed in recent times at Seller, the following individuals: Jon Hayden, Giang Dao, Dominic Kok and Marilyn Maddox.  All vacation time owed by Seller will be paid by Seller to these employees as they terminate their employment with the Seller at the Closing and they will start new accruals for vacation time with the Buyer.  Transferred employees will retain their years of service seniority entitlements with the Seller in their transfer to the Buyer, as if they had been employed by the Buyer from their individual employment start dates with the Seller.  Transferred employees will cease their benefit programs with the Seller at Closing and will enroll in Buyer benefit programs immediately following Closing.  If there are to be delays in the start of medical coverage, Buyer will reimburse transferred employee COBRA payments to Seller for the medical transition period.

2.

PURCHASE PRICE AND CLOSING

2.1

Purchase Price.  Subject to the conditions contained in this Agreement, in consideration for the transfer of the Business and Inventory, Buyer shall pay to Seller $4.75 million dollars ($4,750,000) (the “Purchase Price”).

2.2

Closing.  The closing of the purchase and sale of the Business (the “Closing”) will take place on October 10, 2007 (the “Closing Date”), at the offices of Seller.  At the Closing, Buyer shall deliver to Seller the Purchase Price less the $250,000 deposit paid by Buyer on September 5, 2007, by wire transfer of immediately available funds to a bank account designated in writing by Seller.

2.3

Post-Closing Assistance.  Seller will make available to Buyer the services of Brian Morrow on up to a half-time basis for a period of ninety (90) days following the Closing.  Buyer will pay any expenses incurred by Mr. Morrow or Seller in connection with such assistance and will reimburse Seller for Mr. Morrow’s time at the rate of $110 per hour.

2.4

Definitions.  For purposes of this Agreement, the following terms have the meanings set forth below:

“Affiliate” means when used with respect to any Person, (a) if such Person is a corporation, any officer or director thereof and any Person which is, directly or indirectly, the beneficial owner (by itself or as part of any group) of more than twenty percent (20%) of any class of any equity security (as defined in Section 3(a)(ii) of the Securities Exchange Act of 1934, as amended) thereof, and, if such beneficial owner is a partnership, any general or limited partner thereof, or if such beneficial owner is a corporation, any Person controlling, controlled by or under common control with such beneficial owner, or any officer or director of such beneficial owner or of any corporation occupying any such control relationship, (b) if such Person is a partnership, any general or limited partner thereof and (c) any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person.  For purposes of this definition, (i) “control” (including the correlative terms “controlling,” “controlled by” and “under common control with”), with respect to any Person, shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise; and (ii) all officers, directors, and stockholders of such party shall be considered an Affiliate of such party.

“Government Entity” means any public body or authority, including courts of competent jurisdiction, domestic or foreign.

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

2.5

Allocation Reporting.  Buyer and Seller agree to allocate the payments set forth in Section 1 among the Purchased Assets in accordance with Section 1060 of the Code, which allocation shall be prepared by Buyer within ninety (90) days after the Closing Date.  If Seller disputes the allocation, Buyer and Seller shall cooperate in good faith to resolve any dispute.  Should the parties fail to reach an agreement within thirty (30) days after Buyer’s delivery of such allocation to Seller, the determination of the allocation shall be made by T.R. Moore whose decision shall be final.  Buyer and Seller, in connection with their respective U.S. federal, state, and local tax returns and other filings (including without limitation Internal Revenue Service Form 8594), shall not take any position inconsistent with such treatment and allocation.

3.

REPRESENTATIONS AND WARRANTIES CONCERNING SELLER.

As an inducement to Buyer to enter into this Agreement and to consummate these transactions, Seller represents and warrants to Buyer as follows:

3.1

Organization of Seller.  Seller is a corporation, formed and duly organized, validly existing and in good standing under the laws of the State of Texas.  Seller is duly qualified or licensed, as applicable, and authorized to conduct its Business in each state in which the nature of the Business of the Seller makes such qualification or license necessary.

3.2

Authority of Seller.

Seller has full power and authority to enter into this Agreement, to consummate the transactions contemplated hereby and to comply with the terms, conditions and provisions hereof.  This Agreement and each other agreement or instrument of Seller contemplated by it will be, the legal, valid and binding agreement of Seller, enforceable against Seller in accordance with its terms, except where such enforceability is limited by any applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or similar laws or equitable principles affecting the enforcement of creditor’s rights.  The execution, delivery and performance of this Agreement and the other agreements of Seller contemplated by it do not require any further authorization, the consent of or notice to any third party.  Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated herein will conflict with or result in any violation of or constitute a default under any term of any agreement, mortgage, debt instrument, indenture, or other instrument, judgment, decree, order, award, law or regulation by which Seller is bound, or result in the creation of any lien upon the Business.

3.3

Broker or Finder.  Neither Seller, nor any party acting on Seller’s behalf, has paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated herein.

3.4

Options, Warrants and Rights of First Refusal.  No Person other than the Buyer has any option, warrant or right of first refusal to purchase the Business.

3.5

Litigation.  With respect to the Business and with the exception of information detailed on publicly disclosed SEC filings prior to the Effective Date, (i) there are no material orders, investigations or claims pending or, to the best knowledge of Seller, threatened against Seller, or pending or threatened by either Seller against any third party, at law or in equity, or before or by any Government Entity, (ii) neither Seller nor the Business are subject to any arbitration proceedings under collective bargaining agreements or otherwise or any governmental investigations or inquiries, and (iii) to the best knowledge of Seller, there is no basis for any of the foregoing.

3.6

Consents.  The execution and delivery of this Agreement by Seller does not, and the performance of this Agreement by Seller will not:  (i) require any authorization, approval, consent, waiver, amendment or other action by, or registration, declaration or filing with or notice to, any foreign, domestic, federal, territorial, state or local governmental authority (including the United States Federal Communications Committee relating to that certain high density copy protection license), quasi-governmental authority, instrumentality, court, arbitral panel, government or self-regulatory organization, commission, tribunal or organization or any regulatory, administrative or other agency, or any political or other subdivision, department or branch of any of the foregoing (each, a “Governmental Authority”); (ii) result in a violation of any statute, law, rule, regulation or ordinance (the foregoing, collectively, “Laws”), or of any order, writ, injunction, judgment decree or other requirement of any Governmental Authority (the foregoing, each an “Order”) applicable to Seller, the Business or the assets purchased hereunder; (iii) result in the creation of any Lien on any of the assets; or (iv) violate the articles (or certificate) of incorporation, bylaws or other organizational documents or instruments of Seller.

3.7

Intellectual Property.  Schedule 3.7 lists all items of Intellectual Property, as defined by inclusion in Schedule 3.7, of Seller necessary to the operation of the Business as now conducted, in each case free of any claims of infringement or any actual infringement.  No consent will be required for the use of any Intellectual Property by Buyer and no governmental registration of any of the Intellectual Property has lapsed or expired or been canceled, abandoned, opposed, or the subject of any reexamination request.  No current licenses for the use of any of the Intellectual Property have been granted by Seller to any third parties, and none of the Intellectual Property is being used by any other individual or entity.

3.8

Material Contracts.  True and correct copies of all Material Agreements (as defined below) as currently in effect have previously been delivered to Buyer.  The term “Material Agreement” means each contract, lease, undertaking, commitment, mortgage, indenture, note, security agreement, pledge agreement, guaranty, bond, letter of credit, lease or instrument creating any lien or claim on any of the assets used in the Business (other than unsecured trade accounts payable and incurred in the ordinary course of business), license and other agreement of Seller in effect on the date hereof which relates to the Business.

3.9

Applicable Laws and Permits.  Schedule 3.9 sets forth a list of all of the licenses, permits, permit applications, qualifications, certificates, franchises, approvals, authorizations, exemptions, registrations, all applications therefor, and other documentation necessary to own and operate the Purchased Assets and to conduct the Business as it is currently being conducted, including without limitation any thereof required pursuant to any environmental law  (collectively, “Permits”).  Seller has heretofore delivered or caused to be delivered to Buyer true and correct copies of all such Permits as presently in effect.  Except as listed in Schedule 3.9:  (a) Seller has all such Permits, each of which is in full force and effect; (b) the Business is now being, and has at all times been, conducted and such assets and properties are being, and have at all times been, owned and operated in material compliance with all applicable Laws and Orders and all such Permits; (c) the Business is now being operated in compliance with all pending Permit applications and the Seller has no reason to believe the governing agency will not approve such pending Permit applications; and (d) Seller has not received any notice of any violation, breach or default of any such Laws, Orders or Permits.

3.10

Product Liability.  There is no currently pending claim for product liability, warranty, material back-charge, material additional work, field repair or other claims by any third party (whether based on contract or tort and whether relating to personal injury, including death, property damage or economic loss) arising from: (a) services rendered by Seller in connection with the Business during periods through and including the Closing Date, (b) the sale, distribution, erection or installation of products by Seller in connection with the Business prior to the Closing Date, or the manufacture of products by Seller in connection with the Business, or (c) the operation of the Business or the ownership of the Purchased Assets during the period through and including the Closing Date.  All services rendered and products sold by Seller in connection with the Business have been in material conformity with all applicable contractual commitments and all express and implied warranties, and Seller has no liability (and Seller has no knowledge of any basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand giving rise to any liability) for damages in connection therewith.  No services or products provided by Seller in connection with the Business are subject to any guaranty, warranty, or other indemnity beyond Seller’s standard terms and conditions of sale.

3.11

Insurance.  Seller has obtained and will maintain through the Closing Date insurance policies that provide coverage to insure the Purchased Assets and the Business against such risks and in such amounts as are prudent and customary in the industry in which Seller operates and all such policies are in full force and effect (the “Insurance Policies”).  None of the insurers under any of the Insurance Policies has rejected the defense or coverage of any claim purported to be covered by such insurer or has reserved the right to reject the defense or coverage of any claim purported to be covered by such insurer.

4.

REPRESENTATIONS AND WARRANTIES OF BUYER

As an inducement to Seller to enter into this Agreement and to consummate these transactions, Buyer represents, warrants and covenants to Seller as follows:

4.1

Organization of Buyer.  Buyer is a corporation, formed and duly organized under the laws of the State of Nevada, has the requisite power and authority to enter into this Agreement and to perform the terms of this Agreement.

4.2

Authority of Buyer.  Buyer has full power and authority to enter into this Agreement, to consummate the transactions contemplated hereby and to comply with the terms, conditions and provisions hereof.  This Agreement is, and each other agreement or instrument of Buyer contemplated by it will be, the legal, valid and binding agreement of Buyer, enforceable against Buyer in accordance with its terms, except where such enforceability is limited by any applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or similar laws or equitable principles affecting the enforcement of creditor’s rights.  Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by it will conflict with or result in any violation of or constitute a default under any term of the certificate of incorporation or bylaws of Buyer, or any agreement, mortgage, debt instrument, indenture, franchise, license, permit, authorization, lease or other instrument, judgment, decree, order, award, law or regulation by which Buyer is bound.

4.3

Broker or Finder.  Neither Buyer nor any party acting on its behalf has paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of these transactions.

4.4

Litigation.  There is no action, suit or proceeding pending or, to the knowledge of Buyer threatened to which Buyer is party that questions the legality or propriety of the transaction contemplated by this Agreement.  Buyer is not subject to any order, judgment or decree, or any other restriction, that is likely to prevent or hinder the transaction contemplated by this Agreement.

5.

COVENANTS

5.1

Consents; Failure to Obtain Consents.  After the Closing, Seller will use its reasonable best efforts to obtain or cause to be obtained any consents required in connection with the transactions contemplated hereby that are requested by Buyer and that have not been previously obtained prior to or at the Closing.  In the event any consent to the assignment of any Contract or Permit is required in connection with the transactions contemplated hereby and has not been obtained as of the Closing, then Seller shall continue to use their reasonable best efforts to obtain or cause to be obtained such consents and until all of such consents are obtained, shall cooperate in any arrangement reasonably satisfactory to Buyer designed to fulfill any Seller’s obligations thereunder and to afford Buyer the full benefits thereof.  Notwithstanding anything to the contrary set forth herein, this Agreement shall not constitute an assignment or attempt to assign or transfer any interest in any instrument, contract, lease, permit or other agreement or arrangement of the Business or any claim, right or benefit arising thereunder or resulting therefrom, if an assignment or transfer without the consent of a third party would constitute a breach or violation thereof or adversely affect the rights of Buyer, the Purchased Assets or the Business.

5.2

Further Assistance.  Seller shall without further consideration execute and deliver or cause to be executed and delivered to Buyer, at the Closing or from time to time thereafter, any other instrument which may be reasonably requested by Buyer and which is reasonably appropriate to perfect or evidence any of the sales, assignments, transfers, conveyances, undertakings or agreements contemplated by this Agreement or to transfer any Purchased Assets identified after the Closing.

5.3

Tax Returns.  Seller shall duly file or cause to be filed all tax returns related to taxes of any nature with respect to the Business or the Purchased Assets for all periods ending on or prior to the Closing Date and pay all taxes due with respect to such periods.

5.4

Proration.  Notwithstanding anything herein to the contrary, any taxes imposed on the Purchased Assets and other expense items such as utilities and similar expenses with respect to the Purchased Assets that relate to a period beginning before the Closing Date and ending after the Closing Date shall be apportioned as of the Closing such that Seller shall be liable for (and shall reimburse Buyer to the extent that Buyer shall have paid) that portion of such taxes and other expense items relating to, or arising in respect of, periods through the Closing Date and Buyer shall be liable for (and shall reimburse Seller to the extent Seller shall have paid) that portion of such taxes and other expense items relating to, or arising in respect to, periods after the Closing Date.  Appropriate settlement of any such taxes or other expenses will be made within thirty (30) days after the amount of any such item is finally known.

5.5

Covenant Not to Compete.

(a)

Seller agrees that it will not during the period beginning on the Closing Date and ending on the fifth (5th) anniversary of the Closing Date, directly or indirectly, for any reason, for its own account, or on behalf of, or together with, any other person or entity, directly or indirectly, as principal, agent, shareholder, participant, partner, promoter, director, officer, manager, member, equity owner, employee, consultant, sales representative or otherwise:

(i)

own, control, manage, assist or otherwise participate in, engage in, carry on, or have a financial interest in, any business or entity that is engaged in the conduct of all or any portion of the Business;

(ii)

contact any natural person employed by Buyer (or any subsidiary or affiliate of Buyer) in the Business in any managerial or sales capacity with the purpose or intent of soliciting that person from the employ of Buyer (or such subsidiary or affiliate); or

(iii)

contact any person or entity to whom Seller sold or provided any product or service in connection with the Business as of the Closing Date or during the two (2) year period prior to the Closing Date, for the purpose of soliciting or selling any product or service that is identical to or reasonably substitutable for any product or service sold by Seller with respect to the Business as of the date hereof.

(b)

Because of the difficulty in measuring the economic losses that may be incurred by Buyer as a result of any breach by Seller of any of its covenants in Section 5.5(a), and because of the immediate and irreparable damage that would be caused to Buyer for which it would have no other adequate remedy, Seller agrees that Buyer may enforce the provisions of Section 5.5(a) by any equitable or legal means, including by injunction or restraining order against Seller if Seller breaches or threatens to breach any provision of Section 5.5(a).

(c)

The parties hereto each agree that Sections 5.5(a) and (b) impose a reasonable restraint on Seller in light of the activities and Business of Seller on the date hereof, the current business and future business plans of Buyer, and the consideration to be received by Seller from Buyer as a result of the purchase of assets.  Notwithstanding anything herein to the contrary, it shall not be a breach of the covenant contained in Section 5.5(a)(i) above for a Seller to own, not more than two percent (2%) of the publicly traded equity interests of any entity.

(d)

The covenants in Section 5.5(a) are severable and separate, and the unenforceability of any specific covenant in Section 5.5(a) is not intended by any party hereto to, and shall not, affect the provisions of any other covenant in Section 5.5(a).  If any court of competent jurisdiction shall determine that the scope, time, or territorial restrictions set forth in Section 5.5(a) are unreasonable as applied to Seller, the parties hereto acknowledge their mutual intention and agreement that those restrictions be enforced to the fullest extent the court deems reasonable, and thereby shall be reformed to that extent as applied to Seller.

(e)

All of the covenants in Section 5.5 are intended by each party hereto to be, and shall be construed as, agreements independent of any other provision in this Agreement, and the existence of any claim or cause of action of Seller against Buyer, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Buyer of any covenant in Section 5.5.  The covenants contained in Section 5.5(a) shall not be affected by any breach of any other provision hereof by either party to this Agreement.

(f)

Buyer and Seller hereby agree that Section 5.5 is a material and substantial part of the transactions contemplated hereby.

5.6

Transition Cooperation; Mail Received After Closing.

(a)

Seller agrees to cooperate with Buyer to facilitate the transfer of all utilities used exclusively by the Business into Buyer’s name.

(b)

Following the Closing, Buyer may receive and open all mail addressed to Seller at the Seller’s address, to the extent that such mail and the contents thereof relate to the Business or the Purchased Assets deal with the contents thereof at its discretion.  From and after the Closing, Seller shall promptly forward or cause to be forwarded to Buyer any mail received by Seller that relates to either the Business, the Purchased Assets, or the Assumed Liabilities.

(c)

Seller hereby grants to Buyer the power, right and authority, coupled with an interest, to receive, endorse, cash, deposit, and otherwise deal with, in the name of Seller, any checks, drafts, documents and instruments evidencing payment of the any notes or accounts receivable included in the Purchased Assets and which are payable to, payable to the order of, or endorsed in favor of, Seller, or any agent of Seller.

5.7

Confidentiality.  From and after the Closing Date for a period of five (5) years:  Seller will and its respective officers, directors and employees to, (a) keep in confidence and not disclose to any person or entity any Confidential Information (as defined below); (b) refrain from using any of the Confidential Information except as necessary to enable Seller to perform their obligations under this Agreement; and (c) deliver promptly to Buyer or destroy, at the request and option of Buyer, all written, electronic or magnetic material (or copies thereof) containing or reflecting any information contained in the Confidential Information (regardless of who prepared such material) and to not retain any copies, extracts or other reproductions in whole or in part thereof of the Confidential

Information.  Notwithstanding the foregoing, any Confidential Information that constitutes a trade secret under applicable law shall not be disclosed or used in any way by Seller or its respective officers, directors and employees other than in accordance with this Agreement so long as such information remains a trade secret.  Notwithstanding the foregoing, the restrictions contained in this Section 5.7 shall not apply to any information that is generally known or available to the public other than as a result of unauthorized or unlawful disclosure directly or indirectly by Seller or any of its respective officers, directors and employees.  In the event that Seller is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, Seller will notify Buyer promptly of the request or requirement so that Buyer may seek an appropriate protective order or waive compliance with the provisions of this Section.  If, in the absence of a protective order or the receipt of a waiver hereunder, Seller is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, Seller may disclose the Confidential Information to the tribunal.  As used herein, “Confidential Information” means any and all technical, business, and other information of, relating to or used in the Business which derives value, actual or potential, economic or otherwise, from not being generally known to the public or to other persons, including, without limitation, technical or non-technical data, compositions, devices, methods, techniques, drawings, inventions, processes, financial data, financial plans, product plans, lists of actual or potential customers or suppliers, information regarding the acquisition and investment plans and strategies, business plans or operations of the Business.  Confidential Information includes (i) information of third parties held by Seller in connection with the Business and that Seller is obligated to keep or treat as confidential, and (ii) information contained in any books and records, the originals of which are retained by Seller pursuant to this Agreement, to the extent otherwise satisfying the definition of Confidential Information.

5.8

Post-Closing Payments.  Seller agree promptly to endorse and pay over or cause to be endorsed and paid over to Buyer, without deduction or offset, the full amount of any payment received by Seller after the Closing in respect of goods sold or services rendered as part of the Business, except for payments regarding goods sold and shipped prior to the Effective Date.

5.9

Cooperation on Tax Matters.

(a)

Each of Buyer and Seller agree to furnish or cause to be furnished to the other, upon request, as promptly as practicable, such information (including access to books and records) and assistance relating to the Purchased Assets as is reasonably necessary for the filing of any Tax Return, the preparation for any Tax audit, or the prosecution or defense of any claim, suit or proceeding relating to any proposed Tax adjustment relating to the Purchased Assets.  Buyer and Seller shall keep all such information and documents received by them confidential unless otherwise required by law.

(b)

Buyer and Seller agree to retain or cause to be retained all books and records pertinent to the Purchased Assets until the applicable period for assessment of Taxes under applicable law has expired.  Buyer and Seller agree to give the other reasonable notice prior to transferring, discarding or destroying any such books and records relating to Tax matters and, if so requested, Buyer and Seller shall allow the requesting party to take possession of such books and records.

(c)

Buyer and Seller shall cooperate with each other in the conduct of any audit or other actions for any tax purposes relating to the Purchased Assets.

5.10

Delivery of Retained Records.  Seller agrees to give Buyer reasonable notice prior to transferring, discarding or destroying any books and records retained by Seller pursuant to this Agreement, and, if so requested by Buyer, to transfer possession of such books and records to Buyer without further consideration.

6.

CONDITIONS TO CLOSING

6.1

Buyer’s Conditions Precedent to Closing.  The completion by Buyer of the transactions contemplated by this Agreement is subject to the fulfillment prior to or at the Closing of each of the following conditions, any of which may be waived in writing by Buyer:

(a)

Buyer shall have determined in its sole discretion that the results of its due diligence review were satisfactory.

(b)

Seller shall have delivered a Certificate of the Secretary of Seller, dated the Closing Date, certifying as to the organizational documents of Seller, the resolutions of the Board of Directors approving the execution, delivery and performance of this Agreement, and the incumbency of the officers of Seller executing any of this Agreement or other documents or instruments needed and required to effectuate the transactions contemplated by this Agreement.

(c)

(i) The representations and warranties of Seller contained in this Agreement (including any Schedules and Exhibits hereto) and in any other documents relating to the transaction contemplated by this Agreement, shall have been true and correct in all respects as of the date hereof and shall be true and correct in all respects as of the Closing Date; (ii) Seller shall have performed and complied with all covenants of this Agreement and in any other documents relating to the transaction contemplated by this Agreement to be performed or complied with by Seller at or prior to the Closing Date; (iii) Seller shall have procured (and delivered copies to Buyer of) all consents, approvals and waivers of third parties, including Governmental Authorities, whether required contractually or by applicable Law or otherwise necessary for the execution, delivery and performance of this Agreement by Seller, and all of such consents, approvals and waivers shall have been in full force and effect; and (iv) Seller shall have delivered a certificate of an executive officer of Seller with oversight responsibility for the Business, dated the Closing Date, to the foregoing effect.

(d)

Seller shall have executed and delivered a bill of sale, general assignment and conveyance in form and substance reasonably satisfactory to Buyer and its counsel.

 (f)

Seller shall execute and deliver or shall cause to be executed and delivered all such other documents and instruments necessary to consummate the transactions contemplated herein as reasonably required by Buyer and its counsel.

6.2

Seller’s Conditions Precedent to Closing.  The completion by Seller of the transactions contemplated by this Agreement is subject to the fulfillment prior to or at the Closing of each of the following conditions, any of which may be waived in writing by Seller:

(a)

Buyer shall have delivered the Certificate of the Secretary of Buyer, dated the Closing Date, certifying as to the articles and bylaws of Buyer, the resolutions of the Board of Directors of Buyer approving the execution, delivery and performance of this Agreement, and the incumbency of the officers of Buyer executing any of this Agreement or the in any other documents relating to the transaction contemplated by this Agreement.

(b)

(i) The representations and warranties of Buyer contained in this Agreement (including any Schedules and Exhibits hereto) and in any other documents relating to the transaction contemplated by this Agreement shall have been true and correct in all respects as of the date hereof and shall be true and correct in all respects as of the Closing Date; (ii) Buyer shall have performed and complied with all covenants of this Agreement and any in any other documents relating to the transaction contemplated by this Agreement to be performed or complied with by Buyer at or prior to the Closing Date; and (iii) Buyer shall have procured all consents, approvals and waivers of third parties, including Governmental Authorities, whether required contractually or by applicable Law or otherwise necessary for the execution, delivery and performance of this Agreement by Buyer, and all of such consents, approvals and waivers shall have been in full force and effect.

(c)

Buyer shall have delivered to Seller the Purchase Price in accordance with Section 2.2.

7.

INDEMNIFICATION

7.1

Survival of Representations, Warranties, Etc.  The representations and warranties of Seller and Buyer contained in this Agreement shall survive the Closing and remain in full force and effect until one year after the Closing Date (the “Expiration Date”).  All representations and warranties contained in this Agreement and all claims with respect thereto shall terminate on the Expiration Date; provided that if notice of any claim for indemnification pursuant to Section 7.2(ii) or 7.3(ii) shall have been given prior to the Expiration Date and such notice describes with reasonable specificity or description the circumstances with respect to which such indemnification claim relates, such indemnification claim shall survive until such time as such claim is finally resolved.

7.2

Seller Indemnification.  Seller agrees to indemnify Buyer and its officers, directors, employees, agents, representatives, Affiliates, successors and assigns (collectively, the “Buyer Parties”), and hold it and them harmless against any loss, liability, deficiency, damage or expense (including legal expenses and costs and including interest and penalties) (a “Loss”) that any of the Buyer Parties may suffer, sustain or become subject to, as a result of (i) any breach of any covenant or agreement of Seller herein; (ii) the inaccuracy or breach of any representation or warranty made by Seller in this Agreement; (iii) any claims of any brokers or finders claiming by, through or under Seller, (iv) the assertion against any of the Buyer Parties of any liability or claim relating to any Excluded Liability, or (v) the operation of the Business prior to the Closing Date.

7.3

Buyer Indemnification.  Buyer agrees to indemnify Seller and its officers, directors, employees, agents, representatives, Affiliates, successors and assigns (collectively, the “Seller Parties”) and hold the Seller Parties harmless against any Loss that any of the Seller Parties may suffer, sustain or become subject to, as the result of (i) any breach of any covenant or agreement of Buyer herein; (ii) the inaccuracy or breach of any representation or warranty made by Buyer in this Agreement; (iii) any claims of any brokers or finders claiming by, through or under Buyer, (iv) the assertion against any of the Seller Parties of any liability or claim relating to any Assumed Liability, or (v) the operation of the Business on and after the Closing Date.

7.4

Defense of Claims.  If a party hereto seeks indemnification under this Section 7, such party (the “Indemnified Party”) shall give written notice (“Notice of Loss”) to the other party (the “Indemnifying Party”) of the facts and circumstances giving rise to the claim.  In that regard, if any suit, action, claim, liability or obligation (a “Proceeding”) shall be brought or asserted by any third party which, if adversely determined, would entitle the Indemnified Party to indemnity pursuant to this Section 7, the Indemnified Party shall within 30 days notify the Indemnifying Party of the same in writing, specifying in detail the basis of such claim and the facts pertaining thereto; provided, that the failure to so notify an Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent such failure shall have harmed the Indemnifying Party.  The Indemnifying Party, if it so elects, shall assume and control the defense of such Proceeding (and shall consult with the Indemnified Party with respect thereto), including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of expenses; provided, however, that in the event any Proceeding shall be brought or asserted by any third party which, if adversely determined, would not entitle the Indemnified Party to full indemnity pursuant to Section 7, the Indemnified Party may elect to participate in a joint defense of such Proceeding (a “Joint Defense Proceeding”) for which the expenses of such joint defense will be shared equally by such parties and the employment of counsel shall be reasonably satisfactory to both parties.  If the Indemnifying Party elects to assume and control the defense of a Proceeding, it will provide notice thereof within 30 days after the Indemnified Party has given notice of the matter and if such Proceeding is not a Joint Defense Proceeding, the Indemnified Party shall have the right to employ counsel separate from counsel employed by the Indemnifying Party in any such action and to participate in the defense thereof, but the fees and expenses of such counsel employed by the Indemnified Party shall be at the expense of the Indemnified Party unless (i) the employment thereof has been specifically authorized by the Indemnifying Party in writing, or (ii) the Indemnifying Party has failed to assume the defense and employ counsel.  The Indemnifying Party shall not be liable for any settlement of any Proceeding, the defense of which it has elected to assume, which settlement is effected without the written consent of the Indemnifying Party; provided that no settlement of a Joint Defense Proceeding may be effected without the written consent of both parties.  If there shall be a settlement to which the Indemnifying Party consents or a final judgment for the plaintiff in any Proceeding, the defense of which the Indemnifying Party has elected to assume, the Indemnifying Party shall indemnify the Indemnified Party with respect to the settlement or judgment.  If the Indemnifying Party elects to assume and control the defense or in the event of a Joint Defense Proceeding, the Indemnified Party shall take all reasonable efforts necessary to assist the Indemnifying Party in such defense.

7.5

Payments.  Any payment pursuant to a claim for indemnification shall be made as follows:

(a)

If the Notice of Loss with respect to a claim does not relate to a Proceeding brought by a third party, then the Indemnifying Party shall have 30 days to object to any of the subject matter and any of the amounts of the Losses set forth in the Notice of Loss, as the case may be, by delivering written notice of objection thereof to the Indemnified Party.  If the Indemnifying Party fails to send a notice of objection to the Notice of Loss within such 30 day period, then the Indemnifying Party shall be deemed to have agreed to the Notice of Loss and shall be obligated to immediately pay to the Indemnified Party the portion of the amount specified in the Notice of Loss to which the Indemnifying Party has not objected.  If the Indemnifying Party sends a timely notice of objection, then the

Indemnifying Party and the Indemnified Party shall use their commercially reasonable efforts to settle (without an obligation to settle) such claim for indemnification.  If the Indemnifying Party and the Indemnified Party do not settle such dispute within 30 days after the Indemnified Party’s receipt of the Indemnifying Party’s notice of objection, then each of the Indemnifying Party and the Indemnified Party shall be entitled to seek enforcement of their respective rights under Section 7.

(b)

If the Notice of Loss with respect to a claim relates to a Proceeding brought by a third party, then the procedures set forth in Section 7.4 shall be applicable and payment shall be made not later than 30 days after the amount of the claim is finally determined.

7.6

Limitations.  In no event shall Seller or Buyer be liable for (i) any Loss unless and until the aggregate amount of all such Losses exceeds $10,000, in which case Seller or Buyer, as the case may be, shall be liable for all such Losses in excess of $10,000 or (ii) Losses that exceed a maximum aggregate liability of $1,000,000.

8.

GENERAL PROVISIONS; ADDITIONAL AGREEMENTS

8.1

Dispute Resolution.  All disputes or claims arising from this Agreement of any nature whatsoever shall be resolved by binding arbitration before JAMS in Houston, Texas.  The arbitrator shall have power to decide all matters, including arbitrability, but must decide all disputes in accordance with Texas law.  The arbitrator shall allow limited discovery to enable the parties to present their case, but will be mindful of the parties’ mutual desire to avoid the expense of broad discovery typically allowed in civil litigation.  Judgment on the arbitrator’s award shall be final and binding and may be entered in any competent court.  BY AGREEING TO ARBITRATE, ALL PARTIES ARE WAIVING ANY RIGHT TO A JURY TRIAL.

8.2

Public Announcements.  Neither Seller nor Buyer will, without the approval of the other (which may not be unreasonably withheld), make any press release or other public announcement concerning these transactions, except as and to the extent that such party will be so obligated by law, in which case the other party will be advised and Buyer and Seller will use their best efforts to cause a mutually agreeable release or announcement to be issued.

8.3

Assignment; Binding Effect.  This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of Buyer, Seller and their respective successors and assigns.  Neither this Agreement nor any rights, benefits or obligations set forth herein may be assigned by Seller or Buyer, except that either party may assign this Agreement and any of the provisions hereof to any Affiliate of such party without the consent of the other party.

8.4

Governing Law.  This Agreement will be governed by, and construed and enforced in accordance with, the laws of the State of Texas, without regard to its conflicts of law provisions.

8.5

Notices.  All notices or other communications required or permitted hereunder will be in writing and will be deemed given when delivered personally, by registered or certified mail, by legible facsimile transmission, electronic mail or by prepaid overnight courier addressed as follows:

If to Buyer, to:

Nighthawk Systems, Inc.
10715 Gulfdale, Suite 200
San Antonio, TX 78216
Attention: H. Douglas Saathoff, Chief Executive Officer
Fax: (210) 341-2011
Email: dsaathoff@nighthawksystems.com

If to Seller, to:

Eagle Broadband, Inc.
101 Courageous Drive
League City, TX 77573
Attention: Brian Morrow, Chief Operating Officer
Fax: (281) 538-4730
Email: bmorrow@eaglebroadband.com

Notice will be deemed received the same day (when delivered personally, via electronic mail or by facsimile transmission), 5 days after mailing (when sent by registered or certified mail) and the next business day (when delivered by overnight).  Any party to this Agreement may change its address to which all communications and notices may be sent by addressing notices of such change in the manner provided.

8.6

Specific Performance.  Seller and Buyer acknowledge and agree that the other party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached.  Accordingly, Seller and Buyer agree that the other party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court in the United States or in any state having jurisdiction over the parties and the matter in addition to any other remedy to which they may be entitled pursuant hereto.

8.7

Entire Agreement; Amendments.  This Agreement is an integrated document, contains the entire agreement between the parties, wholly cancels, terminates and supersedes any and all previous and/or contemporaneous oral agreements, negotiations, commitments and writings between the parties hereto with respect to such subject matter, including without limitation, the letter of intent dated August 31, 2007, previously executed by Buyer and Seller.  No change, modification, extension, termination, notice of termination, discharge, abandonment or waiver of this Agreement or any of its provisions, nor any representation, promise or condition relating to this Agreement, will be binding upon any party unless made in writing and signed by such party.  The parties further agree that the prior drafts of this Agreement will not be used to interpret this Agreement and will not be admissible into evidence at any time.

8.8

Waivers.  Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the party or parties entitled to the benefit thereof, but any such waiver must be in writing.  The failure of any party to enforce at any time any provision of this Agreement will not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part of it or the right of any party thereafter to enforce each and every such provision.  No waiver of any breach of this Agreement will be held to constitute a waiver of any other or subsequent breach.

8.9

Expenses.  Except as otherwise provided in this Agreement, Buyer and Seller will each pay their own costs and expenses incident to its negotiation and preparation of this Agreement and to its performance and compliance with all agreements and conditions on its part to be performed or complied with, including the fees, expenses and disbursements of its counsel and accountants; provided that in any action to enforce the terms of this Agreement, the prevailing party in such action will be entitled to recover its reasonable attorneys’ fees and costs incurred in connection with such action, together with interest, plus the cost of collection thereof.

8.10

Partial Invalidity.  Wherever possible, each provision will be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of these provisions will, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability will not affect any other provisions of this Agreement, and this Agreement will be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein, unless the deletion of such provision or provisions would result in such a material change as to cause the completion of these transactions to be unreasonable.

8.11

Further Assurances.  From time to time following the Closing, either party will: (a) promptly deliver to the other party any cash or other property that it may receive that is for the account of such other party; and (b) at the request of such other party and without further consideration, execute and deliver to such other party such other instruments of conveyance and transfer as such other party may reasonably request or as may be otherwise necessary to more effectively consummate the transactions contained herein.

8.12

Counterparts.  This Agreement may be executed in two or more counterparts, each of which will be considered an original instrument and all of which together will be considered one and the same agreement, and will become effective when counterparts, that together contain the signatures of each party hereto, will have been delivered to Buyer and Seller.  Delivery of executed signature pages by facsimile transmission will constitute effective and binding execution and delivery of this Agreement.

8.13

Third-Party Beneficiaries.  This Agreement will not confer any rights or remedies upon any Person other than the parties to this Agreement and their respective heirs, successors and permitted assigns.

8.14

Confidentiality.  After the Closing, Seller shall continue to maintain the confidentiality of all information, documents and materials relating to the Business, including all such materials which remain in the possession of Seller, except to the extent disclosure of any such information is required by law or authorized by Buyer or reasonably occurs in connection with disputes over the terms of this Agreement, and Buyer shall maintain the confidentiality of all information, documents and materials relating to Seller (other than that relating to the Business) which Buyer has obtained in connection with this Agreement or with the transactions contemplated herein, except to the extent disclosure of any such information is required by law or authorized by Seller or reasonably occurs in connection with disputes over the terms of this Agreement.  In the event that any party reasonably believes after consultation with counsel that it is required by law to disclose any confidential information described in this Section 9.14, the disclosing party will (a) provide the other party with prompt notice before such disclosure in order that any party may attempt to obtain a protective order or other assurance that confidential treatment will be accorded such confidential information, and (b) cooperate with the other party in attempting to obtain such order or assurance.  The provisions of this Section 9.14 shall not apply to any information, documents or materials which are, as shown by appropriate written evidence, in the public domain or, as shown by appropriate written evidence, shall come into the public domain, other than by reason of breach by the applicable party bound hereunder or its Affiliates.

IN WITNESS WHEREOF, the parties have caused this Asset Purchase Agreement to be executed as of the date first above written.

EAGLE BROADBAND, INC.

By:
Name:	Brian Morrow
Title:	Chief Operating Officer

NIGHTHAWK SYSTEMS, INC.

By:
Name:	H. Douglas Saathoff
Title:	Chief Executive Officer